UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 01, 2026

AVITA Medical, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39059	85-1021707
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

28159 Avenue Stanford Suite 220
Valencia, California		91355
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 661 367-9170

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	RCEL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Election of Directors

Effective January 1, 2026, the Board of Directors (the “Board”) of AVITA Medical, Inc. (the "Company") appointed Joe Woody to the Board to serve until the Company’s 2026 Annual Meeting of Stockholders. Mr. Woody will serve as a member of each of the Board's committees.

The Board has determined that Mr. Woody meets the independence standards adopted by the Board in compliance with Item 407(a) of Regulation S-K. Mr. Woody does not have (i) any arrangement or understanding with any other person pursuant to which they were appointed as a director of the Board, or (ii) any family relationship with any director of the Board or executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer. Mr. Woody does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Joe Woody is a seasoned healthcare executive with more than two decades of leadership experience across the medical technology sector, most recently serving as CEO of Avanos Medical from 2017 to 2024, and previously, as President and CEO of Acelity Holdings. His background spans multiple senior executive roles, including with Covidien and Smith & Nephew. Mr. Woody also served on the Board of Directors of AdvaMed, Inc., the largest trade association in the U.S. for the medical device, diagnostics, and digital health technology sectors, for over a decade.

In connection with his appointment to the Board, the Company entered into an offer letter with Mr. Woody, effective January 1, 2026 (the "Offer Letter"), which provides for Mr. Woody to receive cash in the amount of $92,500 annually as consideration for his Board services. Mr. Woody will also receive an initial equity grant, dated January 20, 2026, equal in value to $210,000, with approximately 30% granted as stock options and the remaining approximate 70% granted as restricted stock units, and will be eligible to receive an annual equity grant; with all such equity grants being subject to shareholder approval.

A copy of the Offer Letter is attached hereto as Exhibit 10.1 and is incorporated herein by reference. In connection with his services on the Board, the Company also entered into an indemnification agreement with Mr. Woody on the Company’s standard form of indemnification agreement pursuant to the rules of the Australian Securities Exchange.

The Company issued a press release announcing Mr. Woody's appointment to the Board on January 5, 2026. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

10.1	Offer Letter, dated November 20, 2025, between AVITA Medical, Inc. and Joe Woody

99.1	Press release, dated January 5, 2026, issued by AVITA Medical, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVITA Medical, Inc.

Date:	January 5, 2026	By:	/s/ David O'Toole
David O'Toole Chief Financial Officer